Exhibit 3.2

BYLAWS

OF

ONVOY IGLOO MERGER SUB, INC.

(Adopted October 27, 2016)

PREAMBLE

These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of Onvoy Igloo Merger Sub, Inc., a Delaware corporation (the “Corporation”) then in effect (the “Certificate of Incorporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

Offices

Section 1.    Registered Office. The registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington 19801, County of New Castle. The registered agent of the Corporation in the State of Delaware is The Corporation Trust Company. The Corporation’s registered agent may be changed from time to time by or under the authority of the board of directors of the Corporation (the “Board of Directors”). The address of the Corporation’s registered agent may change from time to time by or under the authority of the Board of Directors or the registered agent. The business office of the Corporation’s registered agent shall be identical to the registered office. The Corporation’s registered office may be but need not be identical with the Corporation’s principal office in the state of Delaware.

Section 2.     Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

Stockholders

Section 1.    Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors and stated in the notice of the meeting. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.    Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour, as shall be fixed by the Board of Directors and designated in the notice of meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may properly be brought before the meeting.

Section 3.    Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request therefor delivered to the President or Secretary signed by stockholders holding of record more than 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called and the call therefor shall be issued within 60 days after the receipt of said request. Business transacted at all special meetings shall be confined to the objects specifically stated in the call therefor.

Section 4.    Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, shall be given at least 10 and not more than 60 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him or her personally or by mailing such notice in a postage prepaid envelope directed to him or her at his or her address as it appears on the stock ledger of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be directed to another address, in which case such notice shall be directed to him or her at the address designated in such request. Notices of each meeting of stockholders, whether annual or special, shall set forth the time, place and purposes of the meeting. In lieu of written notice, notice may be given by electronic transmission if permitted by applicable law and if given in compliance therewith. If electronically transmitted, then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice. An affidavit of the Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.    List of Stockholders. The Secretary or any Assistant Secretary of the Corporation shall produce, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his or her name. Such list shall be open for a period of at least 10 days, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation, and shall be produced and kept at the time and place of the meeting (if the meeting is held at a place) during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 6.     Quorum; Adjournment of Meetings. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of stockholders entitled to cast a majority in number of votes shall be necessary to constitute a quorum for the transaction of business at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If less than a quorum shall be present or represented at the time for which the meeting shall have been called, the stockholders so present in person or by proxy at such meeting may, by a majority vote of the stockholders present or represented, adjourn the meeting from time to time without any notice or call other than by an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned in like manner without notice or call or upon such notice or call as may be determined by vote. If, however, the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 7.    Voting. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders, each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock entitled to vote held by such stockholder, but no proxy shall be voted after one year from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted directly or indirectly; provided, however, that the foregoing shall not limit the right of the Corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity (and to count such shares for purposes of determining a quorum). Except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation, and except for the election of directors, at all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy. Directors shall be elected by plurality of the votes of the shares present in person or represented by proxy at the meeting entitled to vote on the election of directors. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat before the meeting begins, or so directed by the Chairman of the meeting or required by the laws of the State of Delaware, the election of directors of the Corporation or the vote on any other question presented to the meeting need not be by ballot. On any vote by ballot, each ballot shall be signed by the stockholder voting, or in his or her name by his or her proxy, if there be such proxy, and shall state the number of shares voted by him or her and the number of votes to which each share is entitled.

Section 8.    Organization of Meeting. The Chairman of the Board, if any, shall preside at all meetings of stockholders, or in his or her absence, the Vice Chairman of the Board, if any, shall preside, or in his or her absence, the President of the Corporation shall preside. If neither the Chairman of the Board, the Vice Chairman of the Board or the President is present at the meeting, the holders of a majority of the shares present at the meeting and entitled to vote, in person or by proxy, shall select a person to preside at the meeting. Subject to the requirements of any applicable law or the rules and regulations of any national securities exchange, national securities association or interdealer quotation system upon which the Corporation’s securities may be listed, the person presiding at a meeting of stockholders shall determine the order of business and the procedure at the meeting, including, without limitation, the regulation of the manner of voting and the conduct of any discussion, as he or she believes to be in order. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, or in his or her absence, any Assistant Secretary of the Corporation who is present shall act as secretary of the meeting, or if no Assistant Secretary shall be present, the person presiding at such meeting shall appoint a secretary for that particular meeting.

Section 9.    Action Without a Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, by any provisions of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, the meeting and vote of stockholders may be dispensed with if the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that consent had been given in accordance with the provisions of Section 228 of the DGCL, and that notice has been given as provided in such section. Without limiting the manner by which consent or notice may be given, written consent and written notice shall be deemed to be given if sent by electronic transmission when directed to a facsimile number or electronic mail address at which the recipient has consented to receive such electronic transmissions.

Section 10.    Ratification of Acts of Directors And Officers. Except as otherwise provided by law or by the Certificate of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

ARTICLE III

Board of Directors

Section 1.    General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.    Number of Directors; Term of Office. The Board of Directors shall consist of three (3) members but may be increased or decreased as hereinafter provided. Each director shall hold office until the annual meeting of the stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal from office. At any time or from time to time at a special meeting called for that purpose, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors of the Corporation, or may decrease the number of directors of the Corporation; provided, however, that in no event shall the number of directors of the Corporation be less than one. Except as otherwise provided in these Bylaws, directors shall be elected at the annual meeting of stockholders. Directors need not be stockholders or residents of the State of Delaware. Elections of directors need not be by written ballot.

Section 3.    Quorum; Manner of Acting; Telephonic Participation. Unless otherwise provided by law, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, the directors present shall adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given other than by announcement at the meeting. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting. The minutes of any meeting of the Board of Directors or of any committee thereof held by telephone shall be prepared in the same manner as a meeting of the Board of Directors or of such committee held in person.

Section 4.     Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as the Board may from time to time determine.

Section 5.    Annual Meeting. As promptly as practicable after each annual meeting of the stockholders for the election of directors, the Board of Directors shall meet for the purpose of the appointment of officers and the transaction of such other business as may properly come before the meeting. Notice of such meeting need not be given if held immediately after the annual meeting of stockholders. Such meeting may be held at any other time or place as shall be specified in a notice given as provided in Section 7 of this Article III or in a waiver of notice thereof signed by all of the directors.

Section 6.    Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7.    Special Meetings and Notice Thereof. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or by a majority of the directors. Notice of the time, date and place of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least four days before the date on which the meeting is to be held, or shall be given to him or her by telegram, telex, mailgram, facsimile transmission, electronic mail or other means of electronic transmission, or be delivered personally or by telephone, not later than two days before the day on which such meeting is to be held. Such notice shall state the time and place of the meeting, but need not state the purposes thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, electronic mail or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address, electronic address or facsimile number of the director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 8.     Removal. Subject as hereinafter provided, the entire Board of Directors or any individual director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding stock entitled to vote at an election of directors. In case the Board or any one or more directors be so removed, new directors may be elected at the same meeting at which such director or directors have been so removed, to serve for the remainder of the terms, respectively, of the director or directors so removed.

Section 9.    Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.    Vacancies on Board of Directors. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office (excluding those directors who have resigned from the Board effective as of a date in the future), though less than a quorum, may elect a successor to fill the vacancy so created or elect a new director to fill the newly created directorship, as the case may be, or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. If there are no directors in office, then an election of directors may be held in the manner provided by law. Each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall be qualified.

Section 11.    Waiver of Notice and Consent. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though such meeting had been duly held after a regular call and notice, if a quorum be present and if, before or after the meeting, each of the directors not present signs or electronically transmits a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof whether before or after the date stated therein. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors or members of a committee of directors need be specified in any written waiver of notice. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12.    Committees. The Board of Directors may, by resolution of the Board, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation or the laws of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he or she shall attend and for his or her expenses, if any, of attendance at each regular or special meeting of such committee as shall be determined by the Board of Directors.

Section 13.     Organization of Meeting. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, or in his or her absence, the Vice Chairman of the Board, if any, shall preside, or in his or her absence, the President of the Corporation shall preside. If neither the Chairman of the Board, the Vice Chairman of the Board or the President is present at the meeting, a majority of the directors present at the meeting shall select a director to preside at the meeting. The director presiding at a meeting of the Board shall determine the order of business and the procedure at the meeting, including, without limitation, the regulation of the manner of voting and the conduct of any discussion, as he or she believes to be in order. The Secretary of the Corporation shall act as secretary of all meetings of the Board, or in his or her absence, any Assistant Secretary of the Corporation who is present shall act as secretary of the meeting, or if no Assistant Secretary shall be present, the person presiding at such meeting shall appoint a secretary for that particular meeting.

Section 14.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior or subsequent to such action a written consent thereof is signed by all members of the Board or of such committee, as the case may be, or if such consent is expressed via electronic transmission in a manner prescribed by law. Without limiting the manner by which consent may be given, members of the Board of Directors may consent by delivery of an electronic transmission when such transmission is directed to a facsimile number or electronic mail address at which the Corporation has consented to receive such electronic transmissions. Any such written consent or electronic transmission shall be filed with the minutes or proceedings of the Board or committee.

Section 15.    Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors may, if it so desires, authorize members of the Board to be compensated for their expenses, if any, of attendance at each regular or special meeting of the Board. Such compensation may, in the Board’s discretion, also include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the Board. Directors who are officers or employees of the Corporation may receive, if the Board desires, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1.    Officers. The principal officers of the Corporation shall be chosen by the Board of Directors and may include a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose such other officers, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Senior or Executive Vice Presidents, as may be appointed in accordance with the provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said officers.

Section 2.     Election or Appointment and Term of Office. The principal officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.     Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President, the Chief Executive Officer, if any, or the Board of Directors may from time to time designate. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.    Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present, subject to the terms of any agreement between such officer and the Corporation.

Section 5.    Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for appointment to such office for such term.

Section 7.     Powers and Duties. The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors and as may be delegated by the President or the Chief Executive Officer, if any. Without limiting the foregoing:

(a)     Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

(b)     Vice Chairman of the Board. The Vice Chairman of the Board shall be the assistant to the Chairman of the Board of Directors and shall assume the Chairman’s responsibilities in the event of his or her absence or disability or as directed by the Chairman of the Board.

(c)     President; Chief Executive Officer. Unless a separate Chief Executive Officer is appointed, the President shall serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. In the absence of a Chairman of the Board or Vice Chairman of the Board, he or she shall preside at all meetings of the stockholders, at all meetings of the Board of Directors and any committee thereof of which he or she is a member, unless the Board or such committee shall have chosen another chairman. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally pertaining to the office of the Chief Executive Officer of a corporation. If a separate Chief Executive Officer is appointed, the President shall have and perform such duties as otherwise generally pertain to such office and as may be assigned to him or her by the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

(d)    Executive Vice President. The Executive Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(e)    Senior Vice President. The Senior Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(f)     Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice Presidents and the Senior Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(g)     Treasurer. The principal financial officer of the Corporation shall be the Treasurer of the Corporation unless the Board of Directors has designated another officer to serve as principal financial officer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors or any committee thereof, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or any committee thereof or at the annual meeting of stockholders; he or she shall receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

(h)    Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors

Section 8.    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer.

ARTICLE V

Capital Stock

Section 1.    Certificates for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him or her.

Section 2.    Stock Certificates. Any stock certificate which certifies the number of shares owned by any holder of stock of the Corporation shall be numbered in the order in which it shall be issued and shall be signed by the Chairman of the Board or the Chief Executive Officer or the President or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

Section 3.    Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date of issuance thereof, and in case of cancellation, the date of cancellation.

Section 4.    Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 7 of this Article V.

Section 5.    Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 6 of this Article V, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

Section 6.    Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 7.    Last, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.

Section 8.     Record Date. The Board may fix a date (which shall not precede the date upon which the resolution fixing the record date is adopted) in advance of, not exceeding 60 days preceding, the date of any meeting of stockholders (and in such case not less than 10 days before the date of such meeting), or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any exercise of any rights, change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any written consent to corporate action without a meeting (and in such case not more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors), as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed. If no record date is set by the Board of Directors then the record date shall, unless otherwise required by law, be determined as follows:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and

(c) the record date for determining stockholders for any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or any other purpose, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 9.     Issue of New Shares or Sale of Treasury Stock. Shares of the capital stock of the Corporation which have been authorized but not issued, and treasury shares, may be issued or sold from time to time and for such consideration, not less than the par value thereof, as may be determined by the Board of Directors.

Section 10.    Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall not be required to register any transfer of shares made in violation of any agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.

ARTICLE VI

Amendments

Section 1.    Amendments by Stockholders. These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the stock entitled to vote thereat.

Section 2.    Amendments by the Board of Directors. Subject to the right of the stockholders provided in Section 1 of this Article VI to adopt, amend or repeal the Bylaws, and subject to any stockholder vote requirement set forth in the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal these Bylaws by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE VII

Indemnification of Directors and Officers

Section 1.    Indemnity.

(a)     The Corporation shall indemnify, subject to the requirements of Section 1(d) of this Article VII, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)    The Corporation shall indemnify, subject to the requirements of Section 1(d) of this Article VII, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)     To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) or 1(b) of this Article VII, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)     Any indemnification under Sections 1(a) or 1(b) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1(a) or 1(b) of this Article VII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors, or (3) by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 1 of this Article VII shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g)     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

(h)     The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(i)     For the purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j)     This Article VII shall be construed to give the Corporation the broadest power permissible by the DGCL, as it now stands and as heretofore amended.

ARTICLE VIII

Miscellaneous Provisions

Section 1.     Corporate Seal. The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 2016. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3.     Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation), in which the Corporation may hold stock.

Section 4.     Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any annual, regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient, in accordance with law. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors may deem conducive to the interests of the Corporation. The Board of Directors may abolish any such reserve at any time.

Section 5.     Transaction with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors, officers or employees, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned, being the duly elected and acting Secretary of Onvoy Igloo Merger Sub, Inc., a Delaware corporation, does hereby certify that the attached Bylaws were adopted as the Bylaws of said corporation by the Board of Directors of said corporation as of the 27th of October, 2016.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Adoption of Bylaws as of the 27th of October, 2016.

/s/ Scott Sawyer
Scott Sawyer
Secretary and General Counsel